UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2018

GOLDEN GRAIN ENERGY, LLC
(Exact name of registrant as specified in its charter)

Iowa	000-51177	02-05753616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	1822 43rd St. SW, Mason City, IA	50401
	(Address of principal executive offices)	(Zip Code)

(641) 423-8525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company
☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Golden Grain Energy, LLC (the "Company") held its 2018 annual members meeting on Monday, February 19, 2018, for the purpose of electing two directors to our board of directors, and conducting a vote on the Operating Agreement Amendment proposed by the Company. Votes were solicited in person and by proxy.

Proposal One: Director Election

We had two nominees for the two vacant director positions. The incumbents, Jim Boeding and Duane Lynch, were reelected for additional three year terms until our 2021 annual meeting. The voting result for the director election was as follows:

Nominee	Votes For	Votes Withheld
Jim Boeding	8,308,805	362,000
Duane Lynch	8,078,972	315,000

Proposal Two: Amendment to the Operating Agreement

We conducted a vote to adopt the Operating Agreement Amendment proposed by the Company. Our members voted to adopt the Operating Agreement Amendment. The voting results for the Operating Agreement Amendment vote were as follows:

Votes For	Votes Against	Votes Abstain
11,460,972	42,000	46,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN GRAIN ENERGY, LLC

Date: February 21, 2018	/s/ Christine Marchand
Christine Marchand
Chief Financial Officer
(Principal Financial Officer)